UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2005

MFRI, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18370	36-3922969
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

7720 Lehigh Avenue, Niles, Illinois	60714
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 966-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Material Definitive Agreement.

On December 5, 2005, the Board of Directors of MFRI, Inc. (the “Company”) approved the acceleration of the vesting requirements for 96,300 unvested and “out-of-the-money” stock options previously granted to employees, including its officers, pursuant to the 2004 Stock Incentive Plan, and 4,000 unvested and “out-of-the-money” stock options previously granted to independent directors pursuant to the 2001 Independent Directors Stock Option Plan. All such options were granted on June 23, 2005 at an exercise price of $7.61. The vesting of all such options is effective December 5, 2005.

The primary purpose of the acceleration is to eliminate compensation expense the Company would recognize in future periods in its statements of operations upon its adoption of FASB Statement No. 123R (“Share-Based Payments”) in the year beginning February 1, 2006. The Company anticipates that such acceleration of vesting will reduce its pre-tax stock option compensation expense in each of the years 2006 through 2009 by approximately $109,000, or $.02 per share.

The Company also believes that because the options whose vesting is to be accelerated have exercise prices in excess of the current market value of the Company’s common stock, such options have limited economic value and are not fully achieving their original objective of incentive compensation and employee retention.

On December 5, 2005, the Board of Directors of the Company approved a new form of indemnification agreement (“Indemnification Agreement”). The Company anticipates that it will enter into such agreement with each director and executive officer of the Company. The Indemnification Agreement requires the Company to indemnify such director or officer against all amounts arising out of or in connection with any action to which such director or officer is made (or threatened to be made) a party to because such person was a director, officer, employee or agent of the Company (or other entity at the request of the Company). The Indemnification Agreement will replace similar agreements currently in effect between the Company and each of its directors and executive officers.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

The following Exhibits are included with this Report:

10.1	Form of Indemnification Agreement

The forward-looking statements contained in this report are based on current expectations, estimates, projections and assumptions made by management. While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is subject to uncertainties and may involve certain risks, many of which are difficult to predict and beyond management’s control. As such, these statements are not guarantees of future performance, results or events. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MFRI, INC.
(Registrant)
Date: December 9, 2005	By:	/s/ Michael D. Bennett
Michael D. Bennett
Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement